Exhibit 99.1

For Immediate Release

Contact:	Jon Safran Director, Investor Relations 713-209-8610 safran@cooperindustries.com

Cooper Industries Reports Second Quarter Revenues Up 14 Percent;
Earnings of $1.12 Per Share, Including Income Tax
Adjustments of $.34 per Share

Earnings Per Share Up 22 Percent to $.78, Excluding Income Tax Adjustments

HOUSTON, July 19, 2007 – Cooper Industries, Ltd. (NYSE: CBE) today reported second quarter 2007 earnings per share (excluding income tax adjustments) of $.78 (diluted), an increase of 22 percent, compared with $.64 earnings per share from continuing operations for the second quarter of 2006. Second quarter 2007 revenues increased 14 percent to $1.46 billion, compared with $1.29 billion for the same period last year. Income from continuing operations (excluding income tax adjustments) rose 22 percent to $145.7 million, compared with the prior year amount of $119.8 million.

“Growth in developing markets and continued strong utility and industrial demand contributed to our performance in the quarter. Continued execution on company-wide strategic initiatives drove our results as well,” said Cooper Industries Chairman and Chief Executive Officer Kirk S. Hachigian. “Acquisitions contributed 4 percent to revenue growth, the highest level in over five years, and currency translation contributed almost 2 percent.”

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The 2007 second quarter includes a $63.5 million or $.34 earnings per share reduction of income taxes expense. As anticipated and previously disclosed, the Internal Revenue Service and Cooper finalized settlements related to the 2000 through 2004 tax years in the second quarter. Previously unrecognized tax benefits of $55.7 million were therefore recognized in the quarter. A change in rates for the Texas margin tax and other developments in the 2007 second quarter represented the remaining $7.8 million of income taxes expense reduction.

In the 2006 second quarter, the Company recognized an after-tax discontinued operations charge of $20.3 million, or $.11 per diluted share. Inclusive of the charge, net income for the second quarter of 2006 was $99.5 million, or $.53 per share.

“Cooper’s financial position remains very strong. During the quarter, we successfully issued $300 million of 10-year senior unsecured notes, with an effective annual cost to Cooper of 5.75 percent and used the proceeds to repay $300 million of senior notes that matured in July. The Company’s debt-to-total capitalization ratio, net of cash at June 30, 2007, was 19.7 percent,” said Hachigian.

Revenues for the first six months of 2007 were $2.86 billion, a 13 percent increase from the $2.53 billion in revenues for the first six months of 2006. Earnings per share from continuing operations (excluding income tax adjustments) for the first six months of 2007 were $1.49, compared with $1.21 for the same period in 2006, an increase of 23 percent. Income from continuing operations (excluding income tax adjustments) for the first six months of 2007 rose 22 percent to $277.6 million, compared with $227.5 million for the first six months of last year.

Segment Results
Electrical Products segment revenues for the second quarter of 2007 increased 15 percent to $1.27 billion, compared with $1.10 billion in the second quarter of 2006. Recent acquisitions contributed over 4 percent to the year-over-year growth with favorable currency translation contributing less than 2 percent. Segment operating earnings were $213.9 million, an increase of 21 percent from $177.5 million in the prior year’s second quarter. Segment operating margin improved 70 basis points to 16.8 percent for the second quarter of 2007.

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The increase in revenues for the Electrical Products segment reflects continued strength in the utility and industrial markets, strong international growth and solid growth in U.S. nonresidential construction markets. As anticipated, the U.S. residential markets continued to be soft.

In May, the Company acquired MadahCom, Inc., a privately-owned manufacturer of secure wireless emergency control and Mass Notification Systems. With 2006 revenues of approximately $22 million of hardware, software and installation services, MadahCom currently has more than 200 installations worldwide at military, government, commercial sites, industrial locations and other campus environments.

Electrical Products segment revenues for the first half of 2007 grew 15 percent to $2.48 billion, compared with $2.16 billion in 2006. Segment operating earnings for the first six months increased 21 percent to $407.4 million, compared with $337.6 million for the same period last year.

Tools segment revenues for the second quarter of 2007 increased 4 percent to $191.4 million, compared with 2006 second quarter revenues of $184.3 million. Currency translation increased revenues approximately 3 percent in the quarter. Segment operating earnings for the period were $21.6 million, an increase of 10 percent, compared with $19.6 million for the second quarter of 2006. Segment operating margin for the second quarter of 2007 improved 70 basis points to 11.3 percent, compared with 10.6 percent for the same period last year. The increase in revenues in the Tools segment reflects solid aerospace demand and increased penetration in retail channels offset by weakness in the motor vehicle markets.

Revenues for the first six months of 2007 increased 3 percent to $374.8 million, compared with $364.6 million for the same period last year. Segment operating earnings for the first half of 2007 grew 18 percent to $43.4 million, compared with $36.9 million in the prior-year period.

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Outlook
“The performance of our businesses in the quarter, continued strength in the majority of our end-markets, and global economic conditions cause us to remain optimistic about our full-year 2007 performance,” said Hachigian. “Our initiatives focused on customer loyalty, innovation, globalization, talent development and operational excellence will continue to contribute to our efforts to deliver a balance of growth, margin expansion and cash generation. We expect our Electrical Products segment to continue to perform strongly in the third quarter and for the year. Our Tools segment has a tough comparable in the third quarter where last year segment earnings sequentially increased 24 percent from the second to third quarter. We are forecasting that third quarter 2007 Tools segment earnings will increase over the 2007 second quarter, but decline compared to the third quarter of 2006 as the business continues its planned shift to higher margin tightening technology products and ships existing low margin assembly equipment.

For the Company, we expect 2007 revenues to increase in the range of 10 to 13 percent, with earnings per share from continuing operations between $3.07 and $3.12 (excluding income tax adjustments). This represents a 19 to 21 percent increase, compared with full-year results for 2006. Third quarter 2007 revenue increases are expected to be in the range of 11 to 12 percent, with earnings per share of $.78 to $.82.”

About Cooper Industries
Cooper Industries, Ltd. is a global manufacturer, with 2006 revenues of $5.2 billion, approximately 85 percent of which are from electrical products. Incorporated in Bermuda with administrative headquarters in Houston, Cooper employs approximately 31,000 people and operates eight divisions: Cooper B-Line, Cooper Bussmann, Cooper Crouse-Hinds, Cooper Lighting, Cooper Menvier, Cooper Power Systems, Cooper Wiring Devices and Cooper Tools Group. Cooper Connection provides a common marketing and selling platform for Cooper’s sales to electrical distributors. For more information, visit the website at www.cooperindustries.com.

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Comparisons of 2007 and 2006 second quarter and year-to-date results appear on the following pages.

Statements in this news release are forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company’s earnings outlook. These statements are subject to various risks and uncertainties, many of which are outside the control of the Company, and actual results may differ materially from anticipated results. Important factors which may affect the actual results include, but are not limited to: 1) competitive pressures and future global economic conditions, including the level of market demand for the Company’s products; 2) changes in raw material, transportation and energy costs; 3) the ability to execute and realize the expected benefits from strategic initiatives including revenue growth plans, and cost-control and productivity improvement programs; 4) any disruptions from manufacturing rationalizations and the implementation of the Enterprise Business System; 5) mergers and acquisitions, and their integration; 6) political developments; 7) changes in financial markets including currency exchange fluctuations; 8) changes in legislation and regulations including changes in the tax laws, tax treaties or tax regulations; 9) the timing and amount of share repurchases by the Company; and 10) the resolution of potential liability exposure resulting from Federal-Mogul Corporation’s bankruptcy filing.

Conference Call
Cooper will hold a conference call today at 12:00 noon EDT to provide shareholders and other interested parties an overview of the Company’s second quarter 2007 performance. Those interested in hearing the conference call may listen via telephone by dialing (800) 638-5495 using pass code 28738404, or over the Internet through the Investor Center section of the Company’s website, using the “Management Presentations” link. International callers should dial (617) 614-3946 and use pass code 28738404.

The conference call may include non-GAAP financial measures. Cooper will post a reconciliation of those measures to the most directly comparable GAAP measures in the Investor Center section of the Company’s website under the heading “Management Presentations.”

Informational exhibits concerning the Company’s second quarter performance that may be referred to during the conference call will be available in the Investor Center section of the Company’s website under the heading “Management Presentations” prior to the beginning of the call.

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CONSOLIDATED RESULTS OF OPERATIONS

	Quarter Ended June 30,
	2007	2006
	(in millions where applicable)
Revenues	$1,463.7	$1,287.8
Cost of sales	981.3	870.3
Selling and administrative expenses	269.1	244.3

Operating earnings	213.3	173.2
Interest expense, net	12.9	12.4

Income from continuing operations before income taxes	200.4	160.8
Income taxes (benefits)	(8.8)	41.0

Income from continuing operations	209.2	119.8
Charge related to discontinued operations	—	20.3

Net income	$209.2	$99.5

Net Income Per Common share:
Basic:
Continuing operations	$1.14	$.65
Discontinued operations charge	—	.11

Net income	$1.14	$.54

Diluted:
Continuing operations	$1.12	$.64
Discontinued operations charge	—	.11

Net income	$1.12	$.53

Shares Utilized in Computation of Income Per Common Share:
Basic	183.7 million	184.4 million
Diluted	186.9 million	188.4 million

PERCENTAGE OF REVENUES

	Quarter Ended June 30,
	2007	2006
Revenues	100.0%	100.0%
Cost of sales	67.0%	67.6%
Selling and administrative expenses	18.4%	19.0%
Operating earnings	14.6%	13.4%
Income from continuing operations before income taxes	13.7%	12.5%
Income from continuing operations	14.3%	9.3%

*See additional information regarding income taxes on page 7.

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Quarter Ended June 30
Segment Information

	Quarter Ended June 30,
	2007	2006
	(in millions)
Revenues:
Electrical Products	$1,272.3	$1,103.5
Tools	191.4	184.3

Total	$1,463.7	$1,287.8

Segment Operating Earnings:
Electrical Products	$213.9	$177.5
Tools	21.6	19.6

Total Segment Operating Earnings	235.5	197.1
General Corporate Expense	22.2	23.9
Interest expense, net	12.9	12.4

Income from continuing operations before income taxes	$200.4	$160.8

	Quarter Ended June 30,
	2007	2006
Return on Sales:
Electrical Products	16.8%	16.1%
Tools	11.3%	10.6%
Total Segments	16.1%	15.3%

Impact of Income Tax Adjustments

		Income
	Income	from
	Taxes	Continuing	Net	Net Income Per
	(Benefits)	Operations	Income	Common Share
				Basic	Diluted
Reported three months ended June 30, 2007	$(8.8)	$209.2	$209.2	$1.14	$1.12
Recognized tax benefits for IRS settlements	55.7	(55.7)	(55.7)	(.30)	(.30)
Texas margin tax rates change benefit and other	7.8	(7.8)	(7.8)	(.04)	(.04)

Excluding income tax adjustments	$54.7	$145.7	$145.7	$.80	$.78

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CONSOLIDATED RESULTS OF OPERATIONS

	Six Months Ended June 30,
	2007	2006
	(in millions where applicable)
Revenues	$2,857.7	$2,528.7
Cost of sales	1,926.2	1,717.1
Selling and administrative expenses	524.5	481.8

Operating earnings	407.0	329.8
Interest expense, net	25.8	24.5

Income from continuing operations before income taxes	381.2	305.3
Income taxes	40.1	77.8

Income from continuing operations	341.1	227.5
Charge related to discontinued operations	—	20.3

Net Income	$341.1	$207.2

Net Income Per Common share:
Basic:
Continuing operations	$1.86	$1.24
Discontinued operations charge	—	.11

Net income	$1.86	$1.13

Diluted:
Continuing operations	$1.83	$1.21
Discontinued operations charge	—	.11

Net income	$1.83	$1.10

Shares Utilized in Computation of Income Per Common Share:
Basic	183.4 million	184.4 million
Diluted	186.7 million	188.6 million

PERCENTAGE OF REVENUES

	Six Months Ended June 30,
	2007	2006
Revenues	100.0%	100.0%
Cost of sales	67.4%	67.9%
Selling and administrative expenses	18.4%	19.1%
Operating earnings	14.2%	13.0%
Income from continuing operations before income taxes	13.3%	12.1%
Income from continuing operations	11.9%	9.0%

*See additional information regarding income taxes on page 9.

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Six Months Ended June 30
Segment Information

	Six Months Ended June 30,
	2007	2006
	(in millions)
Revenues:
Electrical Products	$2,482.9	$2,164.1
Tools	374.8	364.6

Total	$2,857.7	$2,528.7

Segment Operating Earnings:
Electrical Products	$407.4	$337.6
Tools	43.4	36.9

Total Segment Operating Earnings	450.8	374.5
General Corporate Expense	43.8	44.7
Interest expense, net	25.8	24.5

Income from continuing operations before income taxes	$381.2	$305.3

	Six Months Ended June 30,
	2007	2006
Return on Sales:
Electrical Products	16.4%	15.6%
Tools	11.6%	10.1%
Total Segments	15.8%	14.8%

Impact of Income Tax Adjustments

		Income
		from
	Income	Continuing	Net	Net Income Per
	Taxes	Operations	Income	Common Share
				Basic	Diluted
Reported six months ended June 30, 2007	$40.1	$341.1	$341.1	$1.86	$1.83
Recognized tax benefits for IRS settlements	55.7	(55.7)	(55.7)	(.30)	(.30)
Texas margin tax rates change benefit and other	7.8	(7.8)	(7.8)	(.04)	(.04)

Excluding income tax adjustments	$103.6	$277.6	$277.6	$1.52	$1.49

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CONSOLIDATED BALANCE SHEETS
(PRELIMINARY)

	June 30,	Dec. 31,
	2007	2006
	(in millions)
ASSETS
Cash and cash equivalents	$640.0	$423.5
Receivables	1,062.8	896.0
Inventories	665.9	607.6
Deferred income taxes and other assets	236.3	266.6

Total current assets	2,605.0	2,193.7

Property, plant and equipment, less accumulated depreciation	680.6	665.4
Goodwill	2,414.1	2,336.9
Deferred income taxes and other noncurrent assets	235.6	178.8

Total assets	$5,935.3	$5,374.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-term debt	$8.7	$5.0
Accounts payable	482.3	471.7
Accrued liabilities	494.8	522.3
Current discontinued operations liability	213.0	199.6
Current maturities of long-term debt	400.1	300.7

Total current liabilities	1,598.9	1,499.3

Long-term debt	907.0	702.8
Postretirement benefits other than pensions	81.7	83.2
Long-term discontinued operations liability	330.0	330.0
Other long-term liabilities	262.8	284.2

Total liabilities	3,180.4	2,899.5

Common stock	1.8	0.9
Capital in excess of par value	299.2	278.4
Retained earnings	2,560.3	2,324.4
Accumulated other nonowner changes in equity	(106.4)	(128.4)

Total shareholders’ equity	2,754.9	2,475.3

Total liabilities and shareholders’ equity	$5,935.3	$5,374.8

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RATIOS OF DEBT-TO-TOTAL CAPITALIZATION
AND NET DEBT-TO-TOTAL CAPITALIZATION
(PRELIMINARY)

	June 30,	Dec. 31,
	2007	2006
	(in millions where applicable)
Short-term debt	$8.7	$5.0
Current maturities of long-term debt	400.1	300.7
Long-term debt	907.0	702.8

Total debt	1,315.8	1,008.5
Total shareholders’ equity	2,754.9	2,475.3

Total capitalization	$4,070.7	$3,483.8

Total debt-to-total-capitalization ratio	32.3%	28.9%
Total debt	$1,315.8	$1,008.5
Less cash and cash equivalents	640.0	423.5

Net debt	675.8	585.0

Total capitalization	4,070.7	3,483.8
Less cash and cash equivalents	640.0	423.5

Total capitalization net of cash	$3,430.7	$3,060.3

Net debt-to-total-capitalization ratio	19.7%	19.1%

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CONSOLIDATED STATEMENTS OF CASH FLOWS
(PRELIMINARY)

	Six Months Ended June 30,
	2007	2006
	(in millions)
Cash flows from operating activities:
Net income	$341.1	$207.2
Plus: charge for discontinued operations	—	20.3

Income from continuing operations	341.1	227.5
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	57.8	54.6
Deferred income taxes	5.9	10.8
Excess tax benefits from stock options and awards	(20.8)	(19.8)
Changes in assets and liabilities(1)
Receivables	(133.5)	(100.2)
Inventories	(25.2)	(76.3)
Accounts payable and accrued liabilities	(24.7)	(18.0)
Other assets and liabilities, net	8.7	97.4

Net cash provided by operating activities	209.3	176.0

Cash flows from investing activities:
Capital expenditures	(56.1)	(40.2)
Cash paid for acquired businesses	(170.5)	(84.2)
Proceeds from sales of property, plant and equipment and other	0.8	4.8

Net cash used in investing activities	(225.8)	(119.6)

Cash flows from financing activities:
Proceeds from issuances of debt	306.7	—
Debt issuance costs	(2.7)	—
Proceeds from debt derivatives	10.0	—
Repayments of debt	(3.0)	(2.1)
Dividends	(77.9)	(68.9)
Purchase of common shares	(74.0)	(185.4)
Excess tax benefits from stock options and awards	20.8	19.8
Activity under employee stock plans and other	49.5	69.9

Net cash provided by (used in) financing activities	229.4	(166.7)

Effect of exchange rate changes on cash and cash equivalents	3.6	7.7

Increase (decrease) in cash and cash equivalents	216.5	(102.6)
Cash and cash equivalents, beginning of period	423.5	452.8

Cash and cash equivalents, end of period	$640.0	$350.2

(1) Net of the effects of translation and acquisitions

Free Cash Flow Reconciliation

	Six Months Ended June 30,
	2007	2006
	(in millions)
Net cash provided by operating activities	$209.3	$176.0
Less capital expenditures	(56.1)	(40.2)
Add proceeds from sales of property, plant and equipment and other	0.8	4.8

Free cash flow	$154.0	$140.6

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